AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                                     REGISTRATION NO. 333-____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                       SOUTHWESTERN BELL TELEPHONE COMPANY
             (Exact name of Registrant as specified in its charter)


     A MISSOURI CORPORATION                                   43-0529710
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                                1010 PINE STREET
                         ST. LOUIS, MISSOURI 63101-3099
                                 (314) 235-9800
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)
                           ---------------------------

                                  JUDITH SAHM
                                 175 E. HOUSTON
                            SAN ANTONIO, TEXAS 78205
                                 (210) 821-4105
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ---------------------------

                                   Copies to:

     WAYNE WIRTZ, ESQ.                           JOHN T. BOSTELMAN, ESQ.
  SBC COMMUNICATIONS INC.                          SULLIVAN & CROMWELL
 175 E. HOUSTON, 12TH FLOOR                            125 BROAD ST.
  SAN ANTONIO, TEXAS 78205                      NEW YORK, NEW YORK 10004

                           ---------------------------

                Approximate date of commencement of proposed sale
              to the public: FROM TIME TO TIME AFTER THE EFFECTIVE
                      DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of an earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           ---------------------------

                                              CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                       Proposed              Proposed
                                                                        maximum              maximum
 Title of each class of securities to         Amount to be          offering price          aggregate              Amount of
      be registered                            registered              per unit           offering price       registration fee
Debt Securities                            $1,655,500,000(1)            100%(2)          $1,655,500,000           $501,667(3)
======================================= ========================  ===================  ====================  ======================

 (1) Or, in the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate public offering price of the amount set forth above or, in the case of debt securities denominated in a currency other than U.S. dollars or a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such debt securities into U.S. dollars at the spot exchange rate in effect on the date such debt securities are initially offered to the public.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(3) Does not include an additional $94,500,000 of securities being carried forward from Registration Statement No. 33-49967 on Form S-3 pursuant to Rule 429 of the Securities Act. A registration fee of $31,250 for such additional securities was previously paid with the filing of the previous registration statement.

                           ---------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to $94,500,000 of Debt Securities registered under Registration Statement No. 33-49967 on Form S-3 previously filed by the Registrant and declared effective on August 18, 1993.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   Subject to Completion dated October 9, 1997


PROSPECTUS




                               U.S. $1,750,000,000

                       Southwestern Bell Telephone Company

                                 DEBT SECURITIES
                           ---------------------------


      Southwestern Bell Telephone Company (the "Telephone Company") may offer, in one or more series, debt securities ("Debt Securities") in an aggregate principal amount (or net proceeds in the case of debt securities issued at an original issue discount) of not more than U.S. $1,750,000,000 or the equivalent thereof in one or more currencies or currency units on terms to be determined at the time such Debt Securities are offered for sale. As used herein, Debt Securities shall include securities denominated in U.S. dollars or, at the option of the Telephone Company and if so specified in the applicable Prospectus Supplement, in any other currency, including composite currencies such as the European Currency Unit.

      When a particular series of Debt Securities is offered, a prospectus supplement ("Prospectus Supplement") together with this Prospectus will be delivered setting forth the terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, currency or currencies in which the principal, premium, if any, and interest are payable, denominations, maturity, rate or rates of any interest, any index, price or formula to be used for determining the amount of any payment of principal, premium, if any, or interest, any interest payment dates, whether the Debt Securities are issuable in registered form, in bearer form, or in the form of one or more global securities or a combination thereof, any redemption provisions, the initial public offering price, the names of any underwriters, dealers or agents, any compensation to such underwriters, dealers or agents and any other specific terms in connection with the offering and sale of the Debt Securities.

      The Telephone Company may sell Debt Securities to or through underwriters, and may also sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution."


                           ---------------------------



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                           ---------------------------



                THE DATE OF THIS PROSPECTUS IS ___________, 1997.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TELEPHONE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

      The Telephone Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Telephone Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following SEC Regional Offices: Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as the Telephone Company, that file electronically with the SEC. The address of such site is http://www.sec.gov. Such material can also be inspected at the New York Stock Exchange and American Stock Exchange, on which certain of the Telephone Company's debt securities are listed.

      The Telephone Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been filed by the Telephone Company with the SEC (File No. 1-2346) and are hereby incorporated herein by reference:

      1. The Telephone Company's Annual Report on Form 10-K for the year ended December 31, 1996.

      2. The Telephone Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997.

      3. The Telephone Company's Current Report on Form 8-K, Date of Report, July 15, 1997.

      ALL DOCUMENTS FILED BY THE TELEPHONE COMPANY PURSUANT TO SECTION 13(A), 13(C), 14 OR 15(D) OF THE EXCHANGE ACT SUBSEQUENT TO THE DATE OF THIS PROSPECTUS AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE DEBT SECURITIES SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND TO BE PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR IN ANY PROSPECTUS SUPPLEMENT MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS.

      Copies of the above documents (other than exhibits to such documents) may be obtained upon request without charge from the Director-Financial Reporting, 175 E. Houston, Room 9-P-60, San Antonio, Texas 78205 (telephone number 210-821-4105).

                              THE TELEPHONE COMPANY

      The Telephone Company was incorporated in 1882 under the laws of the State of Missouri. The Telephone Company's principal services include the provision of local exchange services, network access and long-distance services in the states of Arkansas, Kansas, Missouri, Oklahoma and Texas. The Telephone Company is a wholly owned subsidiary of SBC Communications Inc. ("SBC"), which was incorporated in 1983 under the laws of the State of Delaware. The Telephone Company was a wholly owned subsidiary of AT&T Corp. ("AT&T") until January 1, 1984, when it was divested by AT&T pursuant to a court-ordered reorganization of the Bell System ("divestiture"). AT&T accomplished the divestiture by contributing its 100 percent interest in the Telephone Company to SBC and then distributing its ownership in SBC to its shareholders effective January 1, 1984.

      The Telephone Company's principal executive offices are located at 1010 Pine Street, St. Louis, Missouri 63101-3099 (telephone 314-235-9800).

                                 USE OF PROCEEDS

      Unless otherwise indicated in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities are to be used to provide funds to repay long- and short-term debt and for the general corporate purposes of the Telephone Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges of the Telephone Company for the periods indicated:


         SIX MONTHS
            ENDED
          JUNE 30,                      YEAR ENDED DECEMBER 31,
        -------------            ----------------------------------------------
     1997         1996             1996      1995       1994      1993    1992
   -------       -------         --------  --------   --------   ------   ----
    5.92           6.84            6.64      5.61     5.14        4.49    4.04

      For the purpose of calculating this ratio, earnings consist of income before income taxes, extraordinary loss, cumulative effect of changes in accounting principles and fixed charges. Fixed charges include interest on indebtedness and one-third of rental expense (the portion of rentals representative of the interest factor).

                         DESCRIPTION OF DEBT SECURITIES

      The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of any series to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

      The Debt Securities are to be issued under an Indenture dated as of February 1, 1985, as supplemented by a First Supplemental Indenture dated as of June 1, 1991 (together, the "Indenture"), from the Telephone Company to The Bank of New York, as Trustee ("Trustee"). The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Particular sections of the Indenture which are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

GENERAL

      The Indenture does not limit the amount of Debt Securities which may be issued thereunder, and additional debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to, a resolution of the Telephone Company's Board of Directors. Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities being offered hereby: (i) the title of the Debt Securities of the series; (ii) if other than U.S. dollars, the currency or currencies (which may include composite currencies such as the European Currency
Unit) of payment of principal of and interest on the Debt Securities of the series; (iii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iv) the date or dates on which the principal of the Debt Securities of the series will mature; (v) the rate or rates (or manner of calculation thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if other than in the manner described under "--Book-Entry Securities"; (vi) the place or places where the principal of and interest on the Debt Securities of the series will be payable; (vii) any redemption or sinking fund provisions;
(viii) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (ix) whether the Debt Securities of the series will be issuable in registered or bearer form or both, whether any such Debt Securities are to be issuable initially in temporary global form and whether any such Debt Securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of like tenor of any authorized form and denomination and the circumstances under which any such exchange may occur, any restrictions applicable to the offer, sale or delivery of Debt Securities in bearer form ("Bearer Debt Securities") and whether, and the terms upon which, Bearer Debt Securities will be exchangeable for Debt Securities in registered form ("Registered Debt Securities") and vice versa; (x) whether and under what circumstances the Telephone Company will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the

Telephone Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (xi) any index, price or formula used to determine the amount of payments of principal of, premium, if any, and interest on the Debt Securities of the series; and (xii) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Sections 2.01 and 2.02.)

      Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of the Telephone Company and will rank on a parity with the Telephone Company's other unsecured and unsubordinated indebtedness.

      Debt Securities of any series may be issued as Registered Debt Securities or Bearer Debt Securities or both, or in the form of one or more global securities, as specified in the terms of the series. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in denominations of U.S. $1,000 and integral multiples thereof. Bearer Debt Securities will be offered, sold and delivered only outside the United States to non-U.S. persons and to offices located outside the United States of certain U.S. financial institutions. For purposes of this Prospectus, "United States" means the United States of America, including the states and the District of Columbia, its territories, its possessions and all other areas subject to its jurisdiction. "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. Any special federal income tax considerations applicable to Bearer Debt Securities will be described in the Prospectus Supplement relating thereto.

      Except as set forth in an applicable Prospectus Supplement, interest on Bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Telephone Company located outside of the United States. (Section 2.05(c).) The Telephone Company will maintain such an agency for a period of two years after the principal of such Bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Telephone Company will maintain a paying agent outside the United States and its possessions to which the Bearer Debt Securities may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04.) No payment with respect to any Bearer Debt Securities will be made at any office or agency in the United States or by check mailed in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments on Bearer Debt Securities denominated and payable in U.S. dollars will be made in the United States if (but only if) payment of the full amount thereof in U.S. dollars at each office of each paying agent outside the United States appointed and maintained by the Telephone Company is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 2.05.)

      Registration of transfer of Registered Debt Securities may be requested upon surrender thereof at an agency of the Telephone Company maintained for such purpose ("Registrar") and upon fulfillment of all other requirements of such Registrar. (Section 2.08(a).) Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.08(e).)

      Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Original Issue Discount Securities. "Original Issue Discount Security" means any Debt Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof upon the occurrence of an event of default and the continuation thereof. (Section 1.01.)

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest on Registered Debt Securities (other than a global security) will be made at the office of such paying agent or paying agents as the Telephone Company may designate from time to time, except that, at the option of the Telephone Company, payment of any interest may be made (i) by check mailed to the address of the payee entitled thereto or (ii) by wire transfer to an account maintained by such payee. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such registered Debt Security is registered at the close of business on the record date for such interest payment.

      If the purchase price of any of the Debt Securities is denominated in other than U.S. dollars or if the principal of and interest on any series of Debt Securities is payable in other than U.S. dollars, then the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such currency or currencies will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY SECURITIES

      The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a Depository (the "Depository") identified in the Prospectus Supplement relating to such series. The specific terms of the Depository arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Telephone Company anticipates that the following provisions will apply to all Depository arrangements for Registered Debt Securities.

      Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a global security to be deposited with or on behalf of a Depository will be represented by a global security registered in the name of such Depository or its nominee. Upon issuance of a global security in registered form, the Depository of such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such global security to the accounts of institutions that have accounts with such Depository or its nominee ("Participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities, or by the Telephone Company if such Debt Securities are offered and sold directly by the Telephone Company. Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through records maintained by, the Depository (with respect to Participants' interests) or its nominee for such global security or by Participants or persons that hold through Participants. The laws of some jurisdictions require that certain purchasers of Debt Securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

      So long as the Depository for a global security in registered form, or its nominee, is the registered owner of such global security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such global securities will not be entitled to have Debt Securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

      Principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such Debt Securities. Neither the Telephone Company, the Trustee, or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Telephone Company expects that the Depository for Debt Securities of a series, upon receipt of any payments of principal or interest in respect of a global security, will credit immediately the accounts of the related Participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such Depository. The Telephone Company also expects that payments by Participants to owners of beneficial interests in such global security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

      Unless and until it is exchanged in whole or in part for Debt Securities in definitive form in accordance with the terms of the Debt Securities, a global security may not be transferred except as a whole by the Depository for such global security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. If a Depository for Debt Securities is at any time unwilling or unable to continue as depository or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and a successor Depository is not appointed by the Telephone Company within 90 days, the Telephone Company will issue Debt Securities in definitive registered form in exchange for the global security representing such Debt Securities. In addition, the Telephone Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more global securities and, in such event, will issue Debt Securities in definitive registered form in exchange for all global securities representing such Debt Securities. Further, if an event of default, or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default, under the Indenture occurs and is continuing with respect to the Debt Securities of a series, or if the Telephone Company so specifies with respect to the Debt Securities of a series, the Depository may exchange a global security representing Debt Securities of such series for Debt Securities of such series in definitive registered form. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

EXCHANGE OF SECURITIES

      Registered Debt Securities in definitive form may be exchanged for an equal aggregate principal amount of Registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Registered Debt Securities to the Registrar and upon fulfillment of all other requirements of such Registrar. (Section 2.08(a).)

      To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, Bearer Debt Securities in definitive form may be exchanged for an equal aggregate principal amount of registered or Bearer Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Bearer Debt Securities with all unpaid coupons relating thereto (except as may otherwise be provided in the Debt Securities) to the Registrar (or a paying agent if the exchange is for bearer securities) and upon fulfillment of all other requirements of such Registrar. (Section 2.08(b).) Registered Debt Securities may not be exchanged for Bearer Debt Securities.

LIEN ON ASSETS

      If at any time the Telephone Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, the Telephone Company will secure the outstanding Debt Securities, and any other obligations of the Telephone Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal or refunding of purchase-money mortgages or liens, or to the making of any deposit or pledge to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Telephone Company from mortgaging, pledging or subjecting to any lien any property or assets, whether or not acquired from the Telephone Company. (Section 4.02.)

SUCCESSOR ENTITY

      The Telephone Company may not consolidate with or merge into, or be merged into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity is a U.S. corporation and assumes all the obligations of the Telephone Company under the Debt Securities and any coupons related thereto and the Indenture. Thereafter, except in the case of a lease, all such obligations of the Telephone Company shall terminate.
(Section 5.01.)

EVENTS OF DEFAULT

      The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 90 days; (ii) default in the payment of the principal of any Debt Security of such series when the same becomes due and payable at maturity, upon redemption, or otherwise; (iii) failure by the Telephone Company for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Indenture, in any supplemental indenture under which the Debt Securities of that series may have been issued (other than covenants relating only to other series); and (iv) certain events of bankruptcy or insolvency. (Section 6.01.) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of Original Issue Discount Debt Securities, such specified amount) and any accrued interest will become due and payable immediately. (Section 6.02.)

      Debt Securityholders may not enforce the Indenture or the Debt Securities, except as provided in the Indenture. (Section 6.06.) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.07.) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected may direct the Trustee in its exercise of any trust power with respect to Debt Securities of that series. (Section 6.05.) The Trustee may withhold from Debt Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)

AMENDMENT AND WAIVER

      Subject to certain exceptions, the Indenture or the Debt Securities may be amended or supplemented by the Telephone Company and the Trustee with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each such series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each such series voting as a class). However, without the consent of each Debt Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Debt Security; (iii) reduce the principal of, or change the fixed maturity of, any Debt Security; (iv) waive a default in the payment of the principal of or interest on any Debt Security; (v) make any Debt Security payable in currency other than that stated in the Debt Security; or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities. (Section 9.02.)

      The Indenture may be amended or supplemented without the consent of any Debt Securityholder (i) to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series; (ii) to provide for the issuance of, and establish the form, terms and conditions of, a series of Debt Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities; (iii) to secure the Debt Securities pursuant to Section 4.02 of the Indenture; (iv) to provide for the assumption of all the obligations of the Telephone Company under the Debt Securities and any coupons related thereto and the Indenture in connection with a merger, consolidation or transfer or lease of the Telephone Company's property and assets substantially as an entirety as provided for in the Indenture; (v) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (vi) to add to rights of Debt Securityholders or surrender any right or power conferred on the Telephone Company; or (vii) to make any change that does not adversely affect the rights of any Debt Securityholder. (Section 9.01.)

CONCERNING THE TRUSTEE

      The Telephone Company maintains banking relationships in the ordinary course of business with the Trustee. The Trustee is also the trustee under other indentures with the Telephone Company and SBC, as well as with SBC Communications Capital Corporation, Pacific Telesis Group, Pacific Bell and PacTel Capital Resources, each of which is a wholly-owned subsidiary of SBC.


                              PLAN OF DISTRIBUTION

GENERAL

      The Telephone Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Debt Securities will be named in an applicable Prospectus Supplement.

      Underwriters may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Telephone Company also may, from time to time, authorize underwriters acting as the Telephone Company's agents to offer and sell the Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Telephone Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

      Any underwriting compensation paid by the Telephone Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Telephone Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Telephone Company for certain expenses.

      All Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Telephone Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities.

      Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Telephone Company in the ordinary course of business.

      Underwriters participating in this offering may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transaction permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Debt Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Debt Securities to be higher than it would otherwise be in the absence of such transactions.

DELAYED DELIVERY ARRANGEMENTS

      If so indicated in the Prospectus Supplement, the Telephone Company will authorize underwriters, dealers or other persons acting as the Telephone Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Telephone Company pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Telephone Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (b) if the Debt Securities are also being sold to underwriters, the Telephone Company shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

      The validity of the Debt Securities offered hereby will be passed upon for the Telephone Company by Mr. Alfred G. Richter, Jr., General Counsel of the Telephone Company, and for any underwriters, dealers or agents by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely as to matters of Missouri law on the opinion of Mr. Alfred G. Richter, Jr., General Counsel of the Telephone Company. As of October 1, 1997, Mr. Richter owned 8,578 shares of SBC stock and options to purchase 89,570 shares of such stock.

                                     EXPERTS

      The financial statements and financial statement schedules of Southwestern Bell Telephone Company appearing in the Telephone Company's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and financial statement schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                       SOUTHWESTERN BELL TELEPHONE COMPANY

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



Securities and Exchange Commission Filing Fee...................      $501,667

Rating Agency Fees..............................................       210,000*

Legal Fees......................................................       125,000*

Fees and Expenses of Trustee....................................        25,000*

Printing and Engraving of Securities............................        12,000*
Printing and Distributing Registration Statement,
  Prospectus, Underwriting or Agency Agreement,
  Indenture and Miscellaneous Material..........................        25,000*

Accountants' Fees and Expenses..................................        70,000*

Blue Sky Fees and Expenses......................................        10,000*

Miscellaneous Expenses..........................................        25,000*
                                                                    ----------

                Total...........................................    $1,003,667*
                                                                    ==========


------------------
* Estimated.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.


      The statutes of the State of Missouri and the registrant's Bylaws provide for indemnification of officers and directors, under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil or criminal proceeding to which such officer or director has been made, or threatened to have been made, a party by reason of the fact that he is or was such director or officer. In certain circumstances, indemnity is provided for against judgments, fines and amounts paid in settlement if the officer or director acted in good faith and in a manner reasonably believed by him to be in, or not opposed to, the best interest of the registrant. Indemnification is not available where the director or officer is found to be liable for negligence or misconduct in the performance of his duty in a proceeding brought by or on behalf of the registrant, unless specific court approval is obtained. The foregoing statement is subject to the detailed provisions of Section 351.355 of the Missouri Revised Statutes of 1982, to which reference is hereby made.

      All of the registrant's directors and some of the registrant's officers have also entered into indemnity agreements with the registrant which provide that the registrant shall indemnify (and advance expenses to) the indemnitee to the fullest extent permitted by applicable law and further provide that in any proceeding to enforce the obligation to indemnify a person, the registrant shall
have the burden to establish that the indemnification is prohibited.   The
directors and officers of the registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

      Any underwriters, dealers or agents referred to in the forms of underwriting or agency agreement filed as exhibits to this registration statement will agree to indemnify the registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to the registrant by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS.

      The exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as exhibits hereto.


Exhibit
Number                                            Description
--------                                          -----------

     1-a          Form of Underwriting Agreement.

     1-b          Form of Selling Agency Agreement.

     4-a Indenture, dated as of February 1, 1985, from Southwestern Bell Telephone Company to The Bank of New York, as Trustee (Exhibit 4 to Registration Statement No. 2-95518). The form or forms of Debt Securities with respect to each particular series of Debt Securities will be filed as an exhibit to a Current Report on Form 8-K of Southwestern Bell Telephone Company and incorporated herein by reference.

     4-b First Supplemental Indenture, dated as of June 1, 1991, from Southwestern Bell Telephone Company to The Bank of New York, Trustee (Exhibit 4-a to Form 8-K filed June 13, 1991, File No. 1-2346).

     5 Opinion of Mr. Alfred G. Richter, Jr., General Counsel of Southwestern Bell Telephone Company, as to the validity of the Debt Securities to be issued.

     12 Computation of Ratio of Earnings to Fixed Charges of Southwestern Bell Telephone Company (Exhibit 12 to Form 10-Q for the Second Quarter 1997, File No. 1-2346).

     23-a         Consent of Ernst & Young LLP, Independent Auditors.

     23-b Consent of Mr. Alfred G. Richter, Jr. is contained in his opinion filed as Exhibit 5.

     24 Powers of Attorney of certain directors and officers of Southwestern Bell Telephone Company.

     25 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee.

ITEM 17.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act, as amended ("Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           provided, however, that the undertakings set forth in paragraphs
           (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    * * * * *

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise (other than the insurance policies referred to therein), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of October, 1997.

                                            SOUTHWESTERN BELL TELEPHONE COMPANY

                                            BY:

                                            /s/ Richard G. Lindner
                                            -----------------------------------
                                            Richard G. Lindner
                                            Vice President, Chief Financial
                                            Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:

      J. Cliff Eason*
      President, Chief Executive Officer
      and Chairman of the Board

Principal Financial and
      Accounting Officer:

      Richard G. Lindner*
      Vice President, Chief Financial Officer
      and Director

Directors:                           *BY

Royce S. Caldwell*
Cassandra C. Carr*
William E. Dreyer*                       /s/ Richard G. Lindner
Donald E. Kiernan*                       ---------------------------------------
Alfred G. Richter, Jr.*                  Richard G. Lindner, as Attorney-in-fact
                                           and on his own behalf as Principal
                                           Financial and Accounting Officer

                                         DATE  October 9, 1997

                                  EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.


Exhibit
Number                                            Description
--------                                          -----------

     1-a          Form of Underwriting Agreement.

     1-b          Form of Selling Agency Agreement.

     4-a Indenture, dated as of February 1, 1985, from Southwestern Bell Telephone Company to The Bank of New York, as Trustee (Exhibit 4 to Registration Statement No. 2-95518). The form or forms of Debt Securities with respect to each particular series of Debt Securities will be filed as an exhibit to a Current Report on Form 8-K of Southwestern Bell Telephone Company and incorporated herein by reference.

     4-b First Supplemental Indenture, dated as of June 1, 1991, from Southwestern Bell Telephone Company to The Bank of New York, Trustee (Exhibit 4-a to Form 8-K filed June 13, 1991, File No. 1-2346).

     5 Opinion of Mr. Alfred G. Richter, Jr., General Counsel of Southwestern Bell Telephone Company, as to the validity of the Debt Securities to be issued.

     12 Computation of Ratio of Earnings to Fixed Charges of Southwestern Bell Telephone Company (Exhibit 12 to Form 10-Q for the Second Quarter 1997, File No. 1-2346).

     23-a         Consent of Ernst & Young LLP, Independent Auditors.

     23-b Consent of Mr. Alfred G. Richter, Jr. is contained in his opinion filed as Exhibit 5.

     24 Powers of Attorney of certain directors and officers of Southwestern Bell Telephone Company.

     25 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee.

                                       -1-